TECNOGLASS Announces ACQUISTION OF Window and Door Design and
InstallATION COMPANY in THE United States

BARRANQUILLA, Colombia – March 7, 2017 - Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries, today announced that it has acquired Giovanni Monti and Partners Consulting and Glazing Contractors, Inc. (“GM&P”), a Florida-based commercial consulting, glazing and engineering company, specializing in windows and doors for commercial contractors.

GM&P has many years of experience in the design and installation of various building enclosure systems, such as glass curtain and window walls. GM&P services projects of all sizes throughout the United States, mainly serving architects, general contractors and developers. As one of the Company´s largest clients, the acquisition of GM&P provides an attractive opportunity for Tecnoglass to continue its long-term strategy of being vertically integrated and to streamline its distribution logistics. In addition, GM&P will give Tecnoglass the ability to complete some fabrication work internally in the U.S when economically advantageous, providing added operational diversification.

José M. Daes, the Company’s Chief Executive Officer, commented, “The acquisition of GM&P is a highly complementary addition to our rapidly expanding Company. The GM&P team has been a strong partner to Tecnoglass over the past five years, making this acquisition a logical next step in our ongoing efforts to strengthen our position in the United States. This accretive addition fits well with our existing strategy as it augments our vertically integrated operations, enhances our distribution capabilities, and provides us with a unique opportunity to directly install value-add products in select projects. We look forward to integrating these operations into our platform, which we expect to add additional value for our shareholders.”

The purchase price for the acquisition was $35 million. $6 million of the purchase price is payable in cash by the Company within the next 60 days with the remaining amount payable by the Company in cash, stock of the Company or a combination of both at the Company´s sole discretion within the next 180 days. For the full year ended December 31, 2016, GM&P had revenue of approximately $137 million, which after giving effect to the elimination of inter-company revenues with Tecnoglass, would have contributed approximately $50 million of net revenue to the Company on a pro forma consolidated basis for that period.

Tecnoglass will discuss additional details about the acquisition on its previously scheduled fourth quarter 2016 earnings conference call at 9:00 a.m. eastern time (9:00 a.m. Bogota, Colombia time) on Friday, March 10, 2017. A webcast of the conference call will be available on the Investor Relations section of Tecnoglass’ website at www.tecnoglass.com. To participate by telephone, dial (877) 705-6003 (Domestic) or (201) 493-6725 (International).

About Tecnoglass

Tecnoglass Inc. is a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass is the #1 architectural glass transformation company in Latin America and the second largest glass fabricator serving the United States. Headquartered in Barranquilla, Colombia, the Company operates out of a 2.7 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies more than 800 customers in North, Central and South America, with the United States accounting for approximately 60% of revenues in 2015. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), Imbanaco Medical Center (Cali), Trump Plaza (Panama), Trump Tower (Miami), and The Woodlands (Houston). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

Deputy CFO

305-503-9062

investorrelations@tecnoglass.com

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